EXHIBIT 2.1.1

                          UNANIMOUS WRITTEN CONSENT OF

                            THE BOARD OF DIRECTORS OF

                           SALES LEAD MANAGEMENT INC.

      The undersigned, constituting all of the members of the Board of Directors of Sales Lead Management Inc. (the "Corporation"), a New York corporation, hereby adopts the following resolutions in lieu of a meeting pursuant to Section 708 of the Business Corporation Law of the State of New York:

            RESOLVED, that the Corporation be, and it hereby is, authorized and directed to execute and deliver a certain Letter of Intent dated October ___, 2003, by and between the Corporation and Halter Financial Group, Inc. ("Halter"), in the form annexed hereto as Exhibit A, pursuant to which Halter agrees to assist the Corporation in facilitating a "going public transaction" upon the terms and conditions set forth therein; and be it further

            RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take such actions and execute such documents and instruments as may be necessary or appropriate to effectuate the intent of the foregoing resolution.

      This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed one and the same instrument. This Consent may be executed by facsimile.

      IN WITNESS WHEREOF, the undersigned have executed this Consent as of the ___ day of October, 2003.

                                             -----------------------------
                                             Jason Bishara

                                             -----------------------------
                                             Peter L. Cohen

                                             -----------------------------
                                             Clifford Morgan

                                             -----------------------------
                                             Thor Johnson

                                             -----------------------------
                                             William Mello